Addendum to Form 4 for John Bartlett

April 28, 2006

Explanation of Responses:

1.

This stock option became vested and exercisable 25% on the first anniversary of the grant date (8/31/2000), an additional 25% became vested and exercisable on the second anniversary of the grant date (8/31/2001), an additional 25% became vested and exercisable on the third anniversary of the grant date (8/31/2002), and the remaining 25% became vested and exercisable on the fourth anniversary of the grant date (8/31/2003).

2.

This stock option became vested and exercisable 25% on the first anniversary of the grant date (11/3/2001), an additional 25% became vested and exercisable on the second anniversary of the grant date (11/3/2002), an additional 25% became vested and exercisable on the third anniversary of the grant date (11/3/2003), and the remaining 25% became vested and exercisable on the fourth anniversary of the grant date (11/3/2004).

3.

This stock option became vested and exercisable 25% on the first anniversary of the grant date (10/31/2002), an additional 25% became vested and exercisable on the second anniversary of the grant date (10/31/2003), an additional 25% became vested and exercisable on the third anniversary of the grant date (10/31/2004), and the remaining 25% became vested and exercisable on the fourth anniversary of the grant date (10/30/2005).